Exhibit 1.3
                               PURCHASE AGREEMENT
     (For assistance in filling out this form, please see the reverse side)

Mail Completed Form to:    Cornerstone Ministries Investments, Inc.,
                           Investor Services
                           2450 Atlanta Highway, Suite 903, Cumming, GA 30040

     Please issue a certificate of indebtedness of Cornerstone Ministries Investments, Inc. in the amount and name shown below. I have received the Prospectus. I certify (i) that the number shown on this form is my correct taxpayer identification number, and (ii) that I am not subject to backup withholding.

Signature:______________________________________     Date__________________

Signature: _____________________________________     Date__________________

Enclosed is payment for purchase of the following certificates:

         Graduated Certificate: $__________ Interest paid monthly
                                            (for investments of $10,000 or more)
         (minimum $500)                     semi-annually _____compounded ______

         9% Five-Year Certificate: $_______ Interest paid monthly
                                            (for investments of $10,000 or more)
         (minimum $500)                      semi-annually ____compounded ______

                             Make checks payable to:
                    Cornerstone Ministries Investments, Inc.

Register the certificates in the following name(s):

Name(1) ____________ Social Security or Taxpayer ID Number________Birthdate_____ Name (2)____________ Social Security or Taxpayer ID number________

As (check one):  Individual ____   Joint Tenants _____
                 Custodial (certificates owned by minors) _____
                 Tenants in Common ____  Corporation _____ Trust _____ Other ___

RETIREMENT ACCOUNT     (    ) Traditional  IRA    (    ) Roth IRA   (    ) KEOGH
------------------

         Custodian:__________________________________

Mailing Address for the person(s) who will be registered certificate owner(s):

         Address: ______________________________________________________________

         City, State & Zip Code:  ___________________ e-mail address:___________

         Telephone Number: Business:__(       )_______Home:__(       )__________

     Yes, I want to save the cost of printing and mailing financial reports, proxy statements, and other documents. Please send all certificate holder communications to my email address. Signature: ___________________________

      Please attach any special mailing instructions other than shown above
                  NO SUBSCRIPTION IS EFFECTIVE UNTIL ACCEPTANCE
 You will be mailed a signed copy of this agreement to retain for your records.

Subscription accepted by Cornerstone Ministries Investments, Inc. and its sales representative:

_______________________________           Date__________________

Broker/Dealer__________________________   Broker_______________________________

Certificate of Indebtedness Purchase Agreement                            page 2

       How to Complete the Certificate of Indebtedness Purchase Agreement

       Make checks payable to: Cornerstone Ministries Investments, Inc.

How can I purchase a certificate of indebtedness? Personal check, bank check, or money orders are the only acceptable forms of payment. No cash or credit cards are accepted.

Who should sign it? The person who is making the decision to buy the certificate of indebtedness. This may be different from the person in whose name the certificate is being registered.

Whose check can be used for payment? It should be either an account in the name of the person signing this purchase agreement or the name(s) in which the certificate of indebtedness is to be registered. We can not, for instance, accept a check on a corporate bank account, where the registered certificate of indebtedness owner is to be an individual--unless there is an accompanying certified corporate resolution authorizing the use of corporate funds for that purpose.

Can I buy a certificate of indebtedness for more than one person on the same form? No. Make a copy of the form to use for an additional investment.

How can I buy a certificate of indebtedness for a person who is under 18 years old? There are Uniform Gift to Minors Acts in the states. The "Custodial" box can be checked and the certificate of indebtedness can be registered in a form like: "Jane Doe, as custodian for Minor Doe, under UGMA." The effect is that Jane Doe can sell the certificate of indebtedness, receive interest and otherwise manage the investment, until Minor Doe becomes 18. Then, Jane Doe can request a replacement certificate in Minor Doe's name. If you want some other legal arrangement, such as holding the certificate of indebtedness until the minor is older than 18, you would have to create a trust agreement, using a lawyer or a do-it-yourself guide. You would then check the "Trust" box and fill in the name something like: "Jane Doe, trustee for Minor Doe," or "Jane Doe, Trustee under Trust Agreement dated November 29, 1997."

Can I purchase a certificate of indebtedness for an IRA or other retirement account? If your trust agreement permits it--that's between the investors and their trustees. If your trust agreement does not permit it (many brokerage, mutual fund or bank trustees will not permit it), then you may choose to "roll over" or open a new account with another trustee. The check needs to be from the trustee. You would check "Trust" on the form and write in something like: "ABC Company, trustee for Jane Doe IRA."

Guide to registering investments

Joint Tenants: The certificate of indebtedness is jointly owned by two or more persons. If one person passes away, all of the certificate of indebtedness is transferred to the surviving partner(s).

Tenants In Common: The certificate of indebtedness is jointly owned by two or more persons. If one person passes away, half (or whatever fraction designated of the certificate of indebtedness) automatically goes to the deceased's estate and not to the surviving partner(s).

Trust: If you have an established Trust for yourself, Family or Children. Please be sure to include exact name of the Trust and the Trust's taxpayer ID number.

Custodial: Usually established for a minor, for a Guardian to maintain control of the certificate until the minor becomes of legal age (18). Registration should read as follows: Jane Doe as Custodian for Minor Doe under UGMA. Make sure to list the minor's social security number, not yours.

Other:   1) Partnership - Make sure to list Tax ID #

         2) IRA (Keogh, SEP or other retirement plan): Make sure your trust agreement allows for investments of this kind, check with your plan administrator. If not, you can establish a new IRA. Registration for all IRA's should read as follows: [(Trustee or name of Plan) as Trustee for Jane Smith IRA Account # _________]